                                                                   EXHIBIT 10.11


                             MANAGEMENT AGREEMENT


     THIS Agreement ("Agreement") dated as of January 1, 1999, is made by and among US Unwired Inc., a Louisiana corporation (hereinafter referred to as "USU" or "Manager"), and Louisiana Unwired, LLC, a Louisiana Limited Liability Company ("LU").

                                 WITNESSETH

     WHEREAS, LU has been granted authority by the FCC to operate a broadband personal communications service ("PCS") network on Frequency Block F to serve the Lake Charles Basic Trading Area ("BTA"), Alexandria BTA, Shreveport BTA and the Monroe BTA (the "Operating Licenses"):

     WHEREAS, LU is a party to that certain agreement dated as of June 8, 1998 (the "Sprint PCS Management Agreement") with Sprint Spectrum, L.P. and SprintCom, Inc. ("Sprint") pursuant to which LU provides or will provide PCS services and products utilizing spectrum owned by Sprint in the Houma-Thibodeaux, Louisiana BTA, the El Dorado-Magnolia-Camden and Pine Bluff, Arkansas BTAs and the Longview-Marshall, Paris, Texarkana and Tyler, Texas BTAs.

     WHEREAS, the PCS network operating on the licenses owned by LU or Sprint is collectively referred to as the "System".

     WHEREAS, LU desires to enter into an agreement with MANAGER for the construction, management and operation of the System, at all times subject to oversight, review, supervision and control by LU;

     WHEREAS, MANAGER has developed extensive experience, resources and expertise pertinent to PCS network construction, management and operation and the provision of quality PCS service to the public; and

     WHEREAS, all of the foregoing and all of the agreements between the parties herein shall be subject to FCC and other regulatory approvals, if any, as required by law.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

     Section 1. Definitions. The following terms shall have the following meanings ascribed thereto for purposes of this Agreement:

     "Affiliate" means any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of any Person, directly or indirectly, through ownership of voting securities, by contract, or otherwise.

     "Construction Budget" shall mean the budget approved by LU for each calendar year for the construction of the Network Assets in the Territories.

     "Construction Requirements" shall mean the specifications and requirements for construction and buildout of the Network Assets as required by the Sprint PCS Management Agreement and approved by LU.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. For purposes of this Agreement, GAAP shall be applied on an accrual basis in a manner consistent with historic practices.

     "Network Assets" shall mean the physical assets owned by LU that are necessary to properly operate the System, including, without limitation, land, switches, towers, antennas, control points, base stations, circuits, and interconnection facilities.

     "Network Design" shall mean the RF and network plan of implementation for the System as required by the Sprint PCS Management Agreement and approved by LU.

     "Operations Budget" shall mean the budget approved by LU for each calendar year with respect to the activities of LU associated with the Sprint PCS Management Agreement, excluding any items contained in the Construction Budget.

     "Person" shall mean any individual, a general or limited partnership, a corporation (including a non-profit corporation), an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, a bank, an estate, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Sprint Agreements" shall mean the Sprint PCS Management Agreement and all agreements with Sprint executed in connection with the Sprint PCS Management Agreement, including the Sprint PCS Services Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, Sprint Trademark License Agreement and Sprint PCS Trademark License Agreement.

     "Sprint PCS Management Agreement" shall have the meaning set forth above in the Recitals.

     "Sprint Programs" shall mean the Sprint PCS Management Agreement and all agreements with Sprint executed in connection with the Sprint Management Agreement, including the Sprint PCS Regional or National Distribution Program, Sprint PCS National Accounts Program, Sprint PCS Roaming and Interservices Area Program, Sprint PCS Technical Program and Sprint PCS Customer Service Program.

     Section 2. Performance of Services. The Manager shall provide all management, operational and administrative services necessary or appropriate to fully discharge all of LU's management, operational and administrative obligations under the Operating Licenses and the Sprint Agreements (collectively, the "Management Services").

          2.1 Construction of Network Assets. The Management Services shall include, without limitation, the management and supervision of the construction and build-out of the Network Assets in accordance with the Network Design, Construction Requirements, and Construction Budget (the "Construction Services"). The Construction Services shall include, without limitation, the following:

               (a) the development of a Network Design to be proposed to LU, including, but not limited to, development of a cell configuration, formulation of an RF plan, analysis of propagation characteristics, projection of the probable volume and location of demand, allocation of System capacity, and selection of control point, and base station sites;

               (b) negotiation of such leases and options and the securing of such third party consents and agreements as may be necessary to permit the full use of the control point, base station, and switching sites selected;

               (c) secure such zoning or other necessary governmental approvals as may be required to permit the use of the control point, base station and switching sites selected and acquired;

               (d) secure such Federal Aviation Administration ("FAA") approvals as may be required for tower and antenna placements and heights;

               (e) preparation of control point, base station, and switching sites, including construction and/or modifications of radio towers and buildings, as needed, to house switching and base station equipment, construction and/or improvement of access roads, and installations of such security facilities as may be necessary to meet FCC, vendor, Sprint and/or sound business requirements;

               (f) installation of switching and base station equipment and such other facilities as may be necessary or appropriate for the operation of such equipment and the System or, to the extent appropriate to or required by the Network Design, the negotiation of such agreements as are necessary to obtain use of the joint or shared switching facilities of any other existing or planned PCS systems;

               (g) the preparation and filing of any applications necessary to maintain the Operating Licenses with the FCC;

               (h) coordination with other contractors providing similar services to LU for other BTAs included in the System; and

               (i) such other activities as may be requested by LU, including the preparation and filing of any applications or forms required by the FCC or other governmental agencies.

          2.2 Operation of System. The Management Services shall include, without limitation, conducting all management and administrative services associated with the operation and development of the System in accordance with the Operations Budget (the "Operations Services"). The Operations Services shall include, without limitation, the following:

               (a) supervise technical personnel responsible for maintaining and operating the Network Assets;

               (b) manage and provide the daily technical operations, engineering and maintenance of the Network Assets;

               (c) prepare and submit proposals to LU for expansion of the Network Assets, or for such other capital improvements therein, as may be necessary to comply with the Sprint Agreements, FCC rules or to meet market demand;

               (d) obtain, develop and manage vendor relationships, including discussions concerning discounts through the Sprint affiliation;

               (e) compliance with the Sprint Agreements and Sprint Programs;


               (f) provide and manage quality customer service functions to meet or exceed standards set forth by Sprint;

               (g) manage customer activities and disconnects along with the provision of customer care services to the customers;

               (h) develop, maintain and manage adequate fraud deterrence programs;

               (i) negotiate, obtain and manage roaming contracts, and manage roaming functions between LU and its roaming partners and customers;

               (j) provide administrative, customer service, finance, accounting, insurance, purchasing, clerical and other general services as may be necessary to the administration of the System;

               (k) provide marketing, sales advertising and such other promotional services as may be necessary in marketing of the System;

               (l) establish bank accounts as may be necessary to the operation of the System;

               (m) negotiate, obtain and supervise adequate credit and collection services;

               (n) maintain and manage an adequate inventory program for LU's retail equipment;

               (o) negotiate such agreements as may be necessary for the provision of services, supplies, office or other types of space, utilities, insurance, and the like in the System (other than the Management Services);

               (p) develop, negotiate, and implement resale and wholesale arrangements with other carriers;

               (q) negotiate such agreements with other wireless system operators including, but not limited to, roaming and shared facilities agreements, as may be appropriate or advisable to the operation of the System;

               (r) assure compliance with all applicable laws, regulations and rules;

               (s) cause all federal, state and local tax returns required to be filed by LU to be prepared and timely filed and all taxes due and owing to be paid;

               (t) negotiate agreements with local exchange telephone companies regarding the interconnection of the System with the local exchange switched telephone network and/or to the facilities of one or more interexchange common carriers;

               (u) manage and supervise interconnection relationships; and

               (v) obtain and maintain on behalf of LU, and require all parties providing services to LU to obtain and maintain, all necessary insurance coverages in appropriate amounts and with appropriate deductibles and other terms, including property damage and liability insurance on the System, workmen's compensation insurance, and fidelity bond insurance.

     Section 3. Budgets and Expenditures. The Management Services shall include, without limitation, the performance of the services specified in this
Section 3.

          3.1 Preparation and Proposal of Budgets. No later than December 1 of each year, the Manager shall deliver to LU a proposed Construction Budget and proposed Operations Budget for the immediate succeeding calendar year in such form and detail as is requested by LU. In developing such budgetary proposals, the Manager shall endeavor to assure that the System shall be of sufficient size and provide a service of sufficient quality to meet the requirements of the Sprint Agreements, the Operating Licenses and the demands of the System, and provide viable competitive services within the System. However, the System shall be constructed and operated as cost-effectively as possible.

          3.2 Development of Construction Budget. The Construction Budget shall be prepared in a manner that is consistent with and in accordance with the requirements of the Sprint Agreements. Manager will provide LU with monthly reports on the status of construction and a comparison of expenditures versus amounts budgeted for the categories set out in the Construction Budget.

          3.3 Development of Operations Budget. The Operations Budget shall be prepared in a manner that is consistent with and in accordance with the requirements of the Sprint Agreements.

The Operations Budget shall itemize by month the projected reserves, expenditures and anticipated net profit or loss (as determined in accordance with GAAP).

          3.4 Expenditures. The Manager shall make all expenditures in connection with its performance of the Management Services, including the Construction Services and Operations Services, in strict compliance and adherence to the Construction Budget and Operations Budget; provided, however, the Manager may make expenditures that vary from the Construction Budget and Operations Budget upon the prior approval of LU.

     Section 4. Accounting and Reports. The Management Services shall include, without limitation, the performance of the services specified in this Section 4.

          4.1 Maintenance of Books and Records. The Manager shall keep or cause to be kept at its principal offices complete and accurate accounts, books and records with respect to all matters for which it is responsible under this Agreement, in accordance with GAAP, showing all revenues, costs, expenditures, assets, and liabilities, and all other records necessary or convenient for recording the financial affairs associated with the Management Services. LU shall have the right to inspect and photocopy such accounts, books and records, as well as any accounts, books or records of the Manager related to the performance of the Management Services, at any reasonable time during normal business hours.

          4.2 Monthly and Annual Financial Statements. No later than the third Wednesday after the end of each calendar month, and within 30 days after the end of each fiscal year of LU, the Manager shall prepare (or cause to be prepared) in accordance with GAAP, and transmit LU for receipt by such third Wednesday or the end of such 30-day period, as the case may be, unaudited financial statements as of the end of such month or year, as the case may be, and for the period then ended, which financial statements shall include a balance sheet, an income statement and such other information as of the end of such month and year, and for the period then ended, as LU reasonably requires (the "Monthly Statements" and the "Annual Statements", respectively). The Monthly Statements and Annual Statements shall further provide reconciliation between the Construction Budget and the Operations Budget, as applicable, and actual costs and revenues for the period covered by the statements, and, in the case of the Monthly Statements, for the current year-to-date period.

          4.3 Additional Financial Statements. In addition to the Monthly Statements and Annual Statements, the Manager shall prepare and provide to LU such financial statements or reports as LU may request from time to time with respect to the Management Services.

          4.4 Audited Financial Statements. The Manager shall take all reasonable steps to cooperate with LU's independent certified public accountants in the preparation of LU's annual audited financial statements.

          4.5 Report of Financial Problems. The Manager shall report the nature and extent of any financial problems associated with the performance of the Management Services to LU as soon as possible after the Manager becomes aware of the existence of the problem.

     Section 5. Personnel. The Management Services shall include, without limitation, the performance of the services specified in this Section 5.

          5.1 Human Resources. The Manager shall recruit, hire, train, promote, terminate, and otherwise manage and supervise, all personnel necessary or appropriate to perform the Management Services (the "Personnel"), including, without limitation, sales personnel for LU's retail stores and technical personnel to operate the System, in accordance with the Construction Budget and Operations Budget.

          5.2 Designation of Employer. All Personnel shall be hired as employees or independent contractors of LU; provided, however, that, except for sales personnel for LU's retail stores and technical personnel to operate the System who are physically located in BTAs, the Manager may in its discretion use its own employees and independent contractors to discharge Management Services functions. If an independent contractor is utilized, Manager shall be responsible for selecting and contracting on behalf of LU with such Independent Contractor, but shall be subject to the Construction Budget and Operation Budget.

          5.3 Manager's Continuing Primary Obligation. The Manager shall continue to have the primary obligation to perform the Management Services regardless of the relationship that any particular personnel might have to the Manager or LU under Sections 5.1 or 5.2.

     Section 6. Authority to Act on Behalf of LU. Except as otherwise provided below in Section 6.1, the Manager shall have the power and authority without the prior approval of LU to take such actions for and on behalf of LU as are necessary or appropriate, and commercially reasonable, in connection with the performance of the Management Services, including entering contractual arrangements and making statements to federal, state or local governmental authorities regarding the operation of the System, subject to the other requirements otherwise set forth in this Agreement with respect to the performance of the Management Services.

          6.1 Actions Requiring Prior LU Approval. The Manager shall not take any of the following actions for or on behalf of LU without the prior written approval of LU:

               (a) enter into, modify, or amend any agreement (including any joint venture or partnership) with any third party, including, without limitation, insurance agreements, resale and wholesale arrangements with other carriers, roaming and shared facility agreements, purchase and lease agreements with respect to the Construction Services; provided, however, this limitation shall not apply to (i) agreements with retail customers of the System; (ii) agreements for vendor relationships not exceeding 180 days that are contemplated by the Operations Budget and Construction Budget; (iii) agreements for the provision of utility and other routine items needed in the ordinary course of business to operate LU's retail store locations and contemplated in the Operations Budget; and (iv) the incurrence of other debts and obligations in the ordinary course of business as contemplated in the Operations Budget.

               (b) undertake any material variance from the Construction Budget or Operations Budget;

               (c) sell, lease, trade, exchange, mortgage, pledge, hypothecate or otherwise encumber any of the Network Assets or other property owned by LU;

               (d) the incurrence of any debts or obligations other than in the ordinary course of business or not contemplated in the Operations Budget, including entering into or modifying, or amending any loan agreements;

               (e) exercising control and direction over, including settling, any legal action or litigation brought by or against LU or the System;

               (f) exercising control and direction over any significant governmental proceedings (including FCC compliance matters); and

               (g) amending, modifying, terminating or extending the Sprint Agreements, granting any waivers of defaults or breaches thereunder, consenting to the assignment thereof, or exercising any rights thereunder.

     Section 7.  Management Fee and Reimbursements.

          7.1 Management Fee. As full and complete consideration for the performance of the Management Services, and except as otherwise provided below in Section 7.2 for the reimbursement of certain expenses, LU shall pay the Manager a fee to be determined annually as agreed upon by LU and the Manager but not to exceed the limitations set forth in accordance with Attachment 1, (the "Management Fee"). Any changes to the Management Fee shall take into account any changes in the nature and extent of LU's business activities, and any changes in the nature and extent of the responsibilities and actions that the Manager must undertake in order to satisfy its obligation to delivery the Management Services. Salaries and benefits of employees of Manager whose duties and responsibilities are 100% attributed to LU and work in the LU BTAs will be in addition to the Management Fee.

          7.2 Reimbursement of Expenses. LU shall reimburse the Manager for the following costs and expenses reasonably incurred by the Manager in the course of performing the Management Services (collectively, the "Reimbursable Expenses"):

               (a) items specifically identified in either the Construction Budget or the Operations Budget as expenses reimbursable to the Manager;

               (b) any item identified as being performed by an independent contractor prior to work being performed; and

               (c) any other item specifically approved in advance by LU.

          7.4 Payment of Management Fee and Reimbursable Expenses. LU shall pay the Management Fee and Reimbursable Expenses on a monthly basis. Specifically, within 15 days after the close of each calendar month, the Manager shall provide LU a billing statement setting forth the amount due for such month for the Management Fee and Reimbursable Expenses in such detail as

LU may reasonably request, along with such supporting documentation as LU may reasonably request (the "Monthly Invoice"). LU shall remit payment of the amounts due for each month within 10 days of LU's receipt of the Monthly Invoice.

     Section 8.  Term and Termination

          8.1  Termination.     This Agreement shall continue for five (5)
     years from the date hereof. Unless otherwise terminated, this Agreement shall automatically renew for additional one (1) year terms, unless notice of non-renewal is received by either party at least ninety (90) days prior to the expiration date of the initial term of this Agreement or renewals thereof.

          8.2  Termination Duties.     After receipt of written notice of
     termination, but prior to the effective date of such termination, Manager shall continue to perform under this Agreement unless specifically instructed to discontinue such performance. In any event, even if so instructed, Manager will nonetheless be entitled to reimbursement of Reimbursable Expenses and payment of Management Fees, if payable pursuant to Section 6.2 hereof, for the period ending on the effective date of termination. Fifteen (15) days prior to the effective date of expiration or termination of this Agreement, Manager shall relinquish to LU or its designees' possession and control of all property of the System, including but not limited to, all documents, data and records pertaining to the System. Manager and LU shall commit to use their best efforts to assure a smooth transition in the event of termination.

     Section 9.  Additional Covenants and Agreements

          9.1 Ownership of System. Notwithstanding anything in this Agreement to the contrary, the Manager acknowledges and agrees that the Network Assets and all other property purchased under the Construction Budget, the Operations Budget or as a Reimbursable Expense are owned solely and entirely by LU.

          9.2 Manager's Delegation of Obligations. The Manager shall not delegate its obligations to perform the Management Services, or otherwise enter into an agreement to subcontract for the performance of the Management Services, with any Affiliate of the Manager or any third party without the prior consent of LU.

     Section 11.  Miscellaneous

          11.1 Entire Agreement. This Agreement sets forth the complete agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

          11.2 Notices. All notices, requests, demands, claims, and other communications pertaining to this Agreement ("Notices") must be in writing, must be sent to the addressee at the address set forth in this Section, or at such other address as the addressee has designated by a Notice given in the manner set forth in this Section, and must be sent by telegram, telex, facsimile, electronic mail, courier, or prepaid, certified U.S. mail. Notices will be deemed given when received, if sent by telegram, telex, electronic mail or facsimile, and if received between the hours of 8:00 a.m. and 5:00 p.m., local time of the destination address, on a business day (with confirmation of completed transmission sufficing as prima facie evidence of receipt of a notice sent by telex, telecopy, electronic mail, or facsimile), and when delivered and receipted for (or when attempted delivery is refused at the address where sent) if sent by courier or by certified U.S. mail. Notices sent by telegram, telex, electronic mail, or facsimile and received between 12:01 a.m. and 7:59 a.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on that same day. Notices sent by telegram, telex, electronic mail, or facsimile and received at a time other than between the hours of 12:01 a.m. and 5:00 p.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on the next following business day after the day of receipt. The addresses for Notices are as follows:

         If to the Manager:      US Unwired Inc.
                                 Suite 1900
                                 One Lakeshore Drive
                                 Lake Charles, Louisiana 70629
                                 Facsimile No.:  (318) 497-3120
                                 Telephone No.:  (318) 436-9000
                                 Attention:  Robert Piper

         If to LU:               Louisiana Unwired, LLC
                                 P.O. Box 3709
                                 Lake Charles, Louisiana 70602
                                 Facsimile No.:  (318) 497-3479
                                 Telephone No.:  (318) 436-9000
                                 Attention:  Thomas G. Henning

          11.3 Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever or in any jurisdiction, it shall not affect the validity or enforceability of the remaining terms, covenants, conditions, and provisions hereof, or the validity or enforceability of the offending term, covenant, condition, or provision under other circumstances or in other jurisdictions.

          11.4 Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation that is in writing and signed by the parties. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

          11.5 Headings. The headings of the Sections and Subsections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

          11.6 Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

          11.7 Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective successors and permitted assigns.

          11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          11.9 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF THE SELLER AND THE BUYER HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD TO THE CONFLICTS OF LAWS AND RULES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be executed by their duly authorized officers of the dates indicated below to be effective as of January 1, 1999.


LOUISIANA UNWIRED, LLC                  US UNWIRED INC.


By:/s/ THOMAS G. HENNING                By:/s/ ROBERT PIPER
   -------------------------------         ------------------------------
         Thomas G. Henning                         Robert Piper
    Assistant Operating Manger                       President

                                  ATTACHMENT 1


YEAR                                                 MAXIMUM FEE
1999                                                      $ 2,693,235
2000                                                      $ 2,799,232
2001                                                      $ 2,909,699
2002                                                      $ 3,024,743
2003                                                      $ 6,472,293
2004                                                      $ 8,257,464
2005                                                      $10,012,347
2006                                                      $12,159,928
2007                                                      $14,595,508